UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2004

SUNSET BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-57576	91-2007330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Suite 1220, Los Angeles, CA		90024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310 478-4600

CASCADE SLED DOG ADVENTURES, INC. 2030 Main Street, Suite 1600, Irvine, CA 92614
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Pursuant to the terms of an Agreement and Plan of Merger, effective as of August 25, 2004 (the “LCC Merger Agreement”), by and among Cascade Sled Dog Adventures, Inc., a Nevada corporation (the “Registrant”)), Sunset Brands, Inc., a Nevada corporation (“Sunset”), Low Carb Creations, Inc., a Washington corporation (“LCC”), Cascade LCC Merger Sub, Inc., a Washington corporation and wholly-owned subsidiary of the Registrant (“LCC Merger Sub”), the shareholders of LCC (the “LCC Shareholders”) and Dan Langdon, as Stockholder Representative of the LCC Shareholders, on October 4, 2004, the Registrant completed the acquisition of LCC.  The acquisition took the form of a merger whereby LCC merged with and into LCC Merger Sub with LCC Merger Sub surviving as a wholly-owned subsidiary of the Registrant and renamed Low Carb Creations, Inc. (the “LCC Merger”).  The LCC Merger Agreement is filed herewith as Exhibit 2.1.

Immediately prior to the closing of the LCC Merger, the Registrant acquired Sunset pursuant to the terms of an Agreement and Plan of Merger, effective as of August 25, 2004 (the “Sunset Merger Agreement”), by and among the Registrant, Sunset, and Cascade Sled Dog Merger Sub, Inc., a Nevada corporation (“Sunset Merger Sub”).  This acquisition took the form of a merger whereby Sunset Merger Sub merged with and into Sunset with Sunset surviving as a wholly-owned subsidiary of the Registrant (the “Sunset Merger”).  The Sunset Merger Agreement is filed herewith as Exhibit 2.2.

The Sunset Merger and the LCC Merger are sometimes collectively referred to in this Current Report on Form 8-K as the “Mergers.”

A description of the terms and conditions of the LCC Merger Agreement, the Sunset Merger Agreement and certain related transactions and agreements is contained in Item 2.01 of this Current Report on Form 8-K.

Item 2.01                                             Completion of Acquisition or Disposition of Assets

Acquisition of Low Carb Creations, Inc.

As more specifically set forth in the LCC Merger Agreement, a copy of which is filed herewith as Exhibit 2.1, on October 4, 2004, the Registrant acquired Low Carb Creations, Inc. as a result of completion of the LCC Merger and, as a result, the issued and the outstanding shares of LCC Common Stock converted into the following:

(i)            unsecured promissory notes in the aggregate amount of $2,000,000 (the “LCC Merger Notes”), the form of which is filed herewith as Exhibit 4.6;

(ii)           7,136,736 shares of Registrant’s Common Stock, with 2,378,912 of such shares (the “Escrow Shares”) delivered into an escrow and will be subject to release at such time as cumulative net sales of LCC (including net sales of LCC for periods from January 1, 2004 until the closing of the LCC Merger) exceeds $17,500,000 (the “Sales Condition”); and

(iii)          upon satisfaction of the Sales Condition, an additional aggregate cash payment of $1,000,000.  If the Sales Condition has been satisfied (and subject to holdback for indemnification claims made against the stockholders of LCC in accordance with the LCC Merger Agreement), the Deferred Cash Consideration shall be distributed within sixty (60) days following the end of the calendar quarter in which the

Sales Condition was first satisfied.

Pursuant to the terms of the LCC Merger Agreement, simultaneously with completion of the LCC Merger, each of Linda Langdon, Cynthia Langdon and Sunset Holdings International, Ltd. agreed to the cancellation of 116,407, 116,407 and 116,406 shares of Registrant’s common stock issued to them, respectively.  The shares of Linda and Cynthia Langdon were deducted from the Escrow Shares attributed to them so that the total Escrow Shares became 2,146,098 shares.

The LCC Merger Notes, the form of which is filed herewith as Exhibit 4.6, have a term of two years and bear interest at an annual rate of 6%, payable annually commencing on the first business day of calendar 2005.  The LCC Merger Notes provide for mandatory principal repayments as follows:

(i)  An aggregate principal repayment equal to the lesser of $1,000,000 or the aggregate remaining balance of principal and accrued interest on all outstanding LCC Merger Notes at the time of such prepayment shall be due and payable at such time as the gross proceeds to the Registrant from the sale of its capital stock in financing transactions completed after the date of the LCC Merger equal at least $5,500,000; and

(ii)  an aggregate principal prepayment equal to the lesser of $1,000,000 or the aggregate remaining balance of principal and accrued interest on all outstanding LCC Merger Notes at the time of such prepayment, shall be due and payable at such time as the gross proceeds to the Registrant from the sale of its capital stock in financing transactions completed after the date of LCC Merger equals at least $10,000,000.

In connection with the closing of the LCC Merger, Linda Langdon and Cynthia Langdon, the spouse of Dan Langdon, each agreed to convert $125,000 of the amounts otherwise receivable by them in the form of LCC Merger Notes into Sunset Units (as defined below).  See “Transactions Completed as a Condition to Mergers” below.

The LCC Merger Agreement contains customary indemnification provisions of the Registrant, LCC and the stockholders of LCC.  The shares of Registrant’s Common Stock held in escrow as well as any portion of the deferred cash consideration (including any unpaid portion of the LCC Merger Notes) will serve as security for the indemnification obligations of the LCC stockholders (the “Deferred Consideration”).  The indemnification obligations of the LCC stockholders is subject to a threshold of $300,000 (e.g. no indemnification claims may be made unless the aggregate damages from all claims exceeds this amount).  In addition, the aggregate liability of the LCC stockholders for indemnification under the LCC Merger Agreement is limited to the Deferred Consideration except that certain claims relating to fraud or to the capital structure of LCC shall not be so limited.

In connection with the LCC Merger, each of Dan and Linda Langdon entered into a five year non-competition agreement with the Registrant pursuant to which each of them agreed not to engage in (i) any business or activity of designing, manufacturing, selling or distributing low-carbohydrate, natural and/or health-oriented food and beverage products (or products, services or technologies which compete with the foregoing); or (ii) the business of providing consulting services with respect to any of the activities described in the preceding clause.  Such non-competition agreements contained other customary covenants regarding non-solicitation of employees, customers or vendors of the Registrant or its subsidiaries.

Acquisition of Sunset Brands, Inc.

As more specifically set forth in the Sunset Merger Agreement, a copy of which is filed herewith as

Exhibit 2.2, on October 4, 2004, the Registrant acquired Sunset Brands, Inc. and simultaneously with completion of the Sunset Merger:

(i)            Each share of Common Stock of Sunset issued and outstanding immediately prior to the effective time of the Sunset Merger was converted into and became one (1) share of the Registrant’s Common Stock;

(ii)           Each ten (10) shares of Sunset Series A Redeemable Convertible Preferred Stock issued and outstanding immediately prior to the effective time of the Sunset Merger was converted into and became one (1) share of Series A Redeemable Convertible Preferred Stock of the Registrant (the “Series A Preferred”);

(iii)          Each option, warrant, and instrument or security convertible by its terms in to Sunset Common Stock that was outstanding immediately prior to the effective time of the Sunset Merger (other than Sunset’s outstanding Preferred Stock) was assumed by the Registrant and became an option, warrant or convertible instrument or security, as the case may be, to acquire, on the terms and conditions as were applicable under such option, warrant, or convertible instrument or security, the same number of shares of Registrant Common Stock as the holder of such option, warrant or convertible note would have been entitled to receive pursuant to the Sunset Merger had such holder exercised such option or warrant, or converted such convertible note, in full immediately prior to effectiveness of the Sunset Merger (not taking into account whether such option, warrant or convertible note was in fact exercisable or convertible at such time).

As a result of the Sunset Merger, the Registrant issued (i) an aggregate of 7,124,991 shares of Common Stock to the former holders of Sunset Common Stock, (ii) an aggregate of 363,700 shares of Series A Preferred to the former holders of Sunset Series A Redeemable Convertible Preferred Stock (which shares are convertible into an aggregate of 3,637,000 shares of Registrant’s common stock), (iii) an aggregate of 27,800 shares of Series A Preferred and warrants to purchase an aggregate 278,000 Shares of Registrant’s Common Stock to two former shareholders of LCC in connection with their agreement to convert into Sunset Units $250,000 consideration due to them in the LCC Merger, (iv) warrants to purchase an aggregate of 4,950,069 shares of Registrant’s common stock to the former holders of Sunset warrants, and (v) a warrant to purchase up to 3,000,000 shares to Bryant Park, LLC, the form of which is filed herewith as Exhibit 4.10.  In addition, 118,636 shares of Registrant’s common stock are issuable upon conversion of promissory notes originally issued by Sunset.

Transactions Completed as a Condition to Mergers

The following transactions were completed as a condition to completion of the Mergers:

(i)            On or about October 4, 2004, the Registrant, after receiving written consent from holders of more than 50% of the issued and outstanding shares of Registrant’s Common Stock, filed Amended and Restated Articles of Incorporation, a copy of which is filed herewith as Exhibit 4.1, which (i) increased the number of shares of authorized Common Stock to 200,000,000 shares from 5,000,000 shares, and (ii) cancelled the authorized but unissued shares of Class A non-voting preferred stock, (iii) increased the number of shares of authorized preferred stock to 10,000,000 shares from 5,000,000 shares and granted the Board of Directors of the Registrant the right to create and set the rights, preferences and privileges of, one or more new series of preferred stock, and (iv) created a new class of preferred stock called “Series A Redeemable Convertible Preferred Stock” consisting of 1,000,000 authorized shares;

(ii)           Certain holders of the Registrant’s outstanding common stock entered into a Share Exchange Agreement, effective immediately prior to the effective time of the Sunset Merger, pursuant to which an aggregate of 2,545,658 shares of the Registrant’s common stock held by such holders were cancelled in exchange for five year warrants to purchase an aggregate of 1,000,000 shares of Registrant’s common stock at an exercise price of $1.08 per share (subject to anti-dilution adjustments in certain circumstances provisions).  The Share Exchange Agreement is filed herewith as Exhibit 4.3.  The form of warrant issued pursuant to the terms of the Share Exchange Agreement is filed herewith as Exhibit 4.3;

(iii)          On or about September 27, 2004, Sunset received a bridge loan in the amount of $500,000 from a purchaser of Sunset Units (as defined below).  The loan was made pursuant to an unsecured promissory note bearing interest at 6% per annum and was guaranteed by LCC, which guarantee was secured by the assets of LCC.  Upon completion of the offering of Sunset Units described below, the note automatically converted into $500,000 of Units.  The proceeds of the bridge loan were used to provide working capital advances to LCC, pay for transaction-related expenses of Sunset and to repay loans in the aggregate amount of approximately $88,000 made by Sunset Holdings and another affiliate of Todd Sanders to fund certain transaction-related expenses of Sunset.  In exchange for agreeing to make the bridge loan, the bridge lender received a warrant to purchase 100,000 shares of Sunset Common Stock at an exercise price of $1.00 per share.  The form of warrant is substantially the same as the warrant comprising part of the Units, the form of which is filed herewith as Exhibit 4.7; and

(iv)          On October 4, 2004, Sunset completed a private placement of 3,637 Units (the “Units” or “Sunset Units”), each Unit having a purchase price of $900 and consisting of 1,000 shares of Sunset’s Series A Redeemable Convertible Preferred Stock and warrants to purchase an aggregate of 1,000 shares of Sunset Common Stock at the following exercise prices: (1) 500 shares at an exercise price of $1.08 per share, (2) 250 shares at an exercise price of $1.20 per share, and (4) 250 shares at an exercise price of $1.32 per share.  Each Warrant has a term of five years which five year period does not commence until effectiveness of the Registration Statement (as defined in the section entitled “Registration Rights and Penalty Provisions” below) The form of Warrant issued by Sunset (and assumed by the Registrant as a result of the Sunset Merger) is filed herewith as Exhibit 4.7.  Total proceeds to Sunset from the sale of such Units was $3,273,200 which excludes 278 Units, issued to Linda Langdon and Cynthia Langdon in exchange for their agreement to forego an aggregate of $250,000 of principal otherwise due to them in the form of LCC Merger Notes.

Assumption of Registration Rights and Penalty Provisions

In connection with the Sunset Merger and related transactions, the Registrant agreed to or assumed obligations that require it register shares of Registrant’s Common Stock issuable (i) upon conversion of the Series A Preferred, (ii) upon exercise of the warrants assumed in the Sunset Merger (including those issued as part of the Units), (iii) upon conversion of certain convertible notes issued by LCC, (iv) upon exercise of warrants issued pursuant to the terms of the Share Exchange Agreement, and (v) in connection with a settlement agreement between Intrac, Inc. and Sunset.

The registration rights applicable to former holders of Sunset Preferred Stock and Sunset warrants are contained in the Subscription Supplement filed herewith as Exhibit 4.5.  The registration rights applicable to parties to the Share Exchange Agreement are contained in the Share Exchange Agreement filed herewith as Exhibit 4.3.

The registration rights granted to purchasers of the Sunset Units require that within 60 days after the closing of the Sunset Merger, the Registrant will file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) registering the shares of common stock underlying the

Series A Preferred stock and related warrants for resale.  In the event the Registrant fails to file the Registration Statement within 60 days following consummation of the Sunset Merger (the “Target Filing Date”), purchasers of the Sunset Units will be entitled to receive an amount equal to two percent (2%) of the purchase price such purchaser paid for the Units for each 30-day period following the Target Filing Date until the Registration Statement has been filed with the Commission, which shall be pro rated for such periods less than 30 days.  Any such amounts shall be payable in cash or in shares of Common Stock (at the holder’s option).  Additional penalties may be payable to holders of LCC Debentures and LCC Warrants (as defined below)  in the event the Registrant fails to timely file a registration statement with respect to the shares of common stock issuable upon conversion or exercise of such securities.  See “Item 2.03 – Financial Obligations Assumed as a Result of LCC Merger” of this Current Report on Form 8-K for a description of such registration rights.

Rights and Preferences of Series A Preferred Stock

The following is a basic summary of the rights preferences and privileges of the Series A Preferred Stock, which is qualified in its entirety by the Amended and Restated Articles of Incorporation filed herewith as Exhibit 4.1 as well as the form of Subscription Supplement filed herewith as Exhibit 4.6:

Voting Rights.  Except as required by applicable law, the Series A Preferred Stock shall vote with the Common Stock as a single class on all matters on an as-converted basis (e.g. 10 votes for each share of outstanding share of Series A Preferred Stock).

Preference.  The Series A Preferred Stock has a liquidation preference equal to $9.00 per share (subject to proportionate adjustment in the event of stock splits, reverse stock splits and other similar events) (the “Preference Price”).

Limited Redemption Rights.  Holders of Series A Preferred Stock (sometimes referred to as a “Holder” and collectively as “Holders”) may require that the Registrant redeem their shares of Series A Preferred Stock in the event that the Registrant completes one or more financing transactions, in the form of sales of convertible debt or equity, resulting in gross proceeds to the Registrant of at least $7,000,000  (a “Qualified Financing”). The Registrant shall give each record holder of Series A Preferred Stock written notice of completion of a Qualified Financing (a “Completion Notice”).  Holders of Series A Preferred Stock shall have ninety (90) days following mailing of notice by the Registrant to give written notice to the Registrant of such Holder’s exercise of the redemption rights (“Holder Redemption Notice”).  Subject to any restrictions under applicable law, the Registrant shall redeem the shares of Series A Preferred Stock specified in the Holder Redemption Notice within ten (10) days following receipt of the Holder Redemption Notice.  The redemption price for the Series A Preferred Stock shall be the Preference Price, as in effect, plus the amount of any cumulated but unpaid dividends.

Conversion Rights.  The Series A Preferred Stock shall be convertible into Common Stock at any time at the election of the Holder thereof.  Each share of Series A Preferred Stock shall be convertible into ten (10) shares of Common Stock (subject to proportionate adjustment in the event of stock splits, reverse stock splits and other similar events).

Dividend Rights.  The Holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the net profits of the Registrant, dividends at the per share rate of eight percent (8%) of the Preference Price per annum, payable as the Board may determine, before any dividends shall be set apart for or paid upon the Registrant’s Common Stock or any other stock ranking on liquidation junior to the

Series A Preferred Stock (such stock being referred to hereinafter collectively as “Junior Stock”).  All dividends declared upon shares of Series A Preferred Stock shall be declared and paid on a pro rata basis.

Dividends on the Series A Preferred Stock shall be cumulative whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year and shall accrue, without interest, from the date of issue.  No dividends shall be declared or paid or set apart for payment on any Junior Stock unless dividends shall also be, or have been, declared or paid, or set apart for payment, on the outstanding shares of the Series A Preferred Stock including all outstanding cumulative dividends.

In the event that, after declaring dividends on the Series A Preferred Stock, the Registrant declares or pays any dividends upon the Junior Stock (whether payable in cash, securities or other property), the Registrant shall be required to declare and pay to the Holders of the Series A Preferred Stock, at the same time that it declares and pays such dividends to the holders of the Common Stock and/or any other class of stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred Stock had all of the outstanding Series A Preferred Stock been converted immediately prior to the record date of such dividend, or if no record date is fixed, the date as of which the record holders of Junior Stock entitled to such dividends are to be determined.

Pre-Emptive Rights.  If the Registrant proposes to offer any shares of its capital stock (or securities convertible into shares of its capital stock) the Holders shall have the right to purchase such securities on a pro rata basis.  Holders shall have five (5) business days following delivery of written notice of a proposed offering by the Registrant to exercise these pre-emptive rights.  Each Holder agrees that the contents of any such written notice shall be held in confidence by the Holder and each Holder agrees to execute, upon request by the Registrant, a customary form of confidentiality agreement with respect to the information contained in such written notice. Pre-emptive rights shall not apply to issuances: (i) to employees, directors, advisors or consultants of the Registrant pursuant to stock option or other equity incentive plans approved by the Board; (ii) upon the exercise of options, warrants or convertible securities; (iii) in connection with any business acquisitions, mergers and strategic partnerships, or (iv) issuance of securities pursuant to any registered public offering of Common Stock or securities convertible into Common Stock, provided, however, that the Holders shall have the right to purchase up to ten (10%) percent of the shares offered in any such registered offering, which right must be exercised within twenty (20) days following written notice of any proposed registered offering to exercise such purchase right.

Additional Covenants and Restrictions.  Pursuant to the terms of the Subscription Supplement governing the original purchase by the Holders, consent of holders of a majority of the outstanding shares of the Series A Preferred Stock, voting together as a single class, will be required in connection with the following transactions:

(i) a merger or consolidation of the Registrant into or with any other corporation which results in shareholders of the Registrant immediately prior to such merger or consolidation owning less than fifty percent (50%) of the outstanding voting stock of the entity surviving such merger or consolidation (or, if the merger or consolidation is with a wholly-owned subsidiary of another entity, the outstanding voting stock of such parent entity);

(ii) A sale, transfer or other disposition (which for purposes of clarification excludes sales of inventory as well as any sales, transfers or dispositions made in the ordinary course of business) in any transaction or series of related transactions of assets having a fair market value in excess of 25% of the fair market value of the Registrant’s consolidated assets;

(iii)  A payment of any dividends (other than dividends payable in shares of the Registrant’s Common Stock for which an adjustment to the Series A Preferred Stock conversion ratio is made) on or the repurchase of any shares of Common Stock, except for repurchases from employees pursuant the Registrant’s contractual call rights or rights of first refusal, if applicable;

(iv)  any increase or decrease in the number of authorized shares of Series A Preferred Stock;

(v)  the issuance of capital stock having equal or superior rights to the rights of the Series A Preferred Stock or any alteration or change to the rights, preferences or privileges of any series of capital stock other than changes that would not have a material adverse effect on the relative rights, preferences and privileges of the Series A Preferred Stock;

(vi) any transaction with senior management or other affiliates, except for arms-length employment or services agreements and related compensation arrangements, transactions made on terms and conditions that are at least as favorable to the Registrant as those that would be available in an arms-length transaction with a third party; and

(vii) the incurrence of any indebtedness or lease obligations (other than working capital loans, refinancing of existing debt, indebtedness incurred in connection with an acquisition of the assets or ownership of another business, equipment leases and other transactions entered into in the ordinary course of business) other than obligations that, in the aggregate, do not exceed $250,000.

Notwithstanding anything to the contrary set forth above, the approval rights described above shall terminate (i) at such time as there are less than 100,000 shares of Series A Preferred Stock outstanding,  (ii) by written consent or vote of holders of at least fifty percent (50%) of the then-outstanding Series A Preferred Stock, and (iii) with respect to any shares of Series A Preferred Stock that are sold or transferred to a third-party that is not an affiliate of or owned and controlled by the transferring Holder and, at the Registrant’s option, any such shares shall be excluded from the outstanding shares of Series A Preferred Stock for purposes of calculating whether a majority of the Series A Preferred Stock has given its approval.

Brief Description of LCC Business

Based in Vancouver, Washington, LCC was formed in early 2002 and markets and sells a variety of low carbohydrate food products including cookies, brittle, cheesecake, drink mixes, pasta and pizza, amongst others.  In 2003, its first full year of operations, LCC produced approximately $4.2 million in revenues with sales primarily to nutritional and health food stores.

Products.  Low Carb Creations’ products consist of a variety of low-carb offerings designed for people who want to live the low-carb lifestyle, but without giving up their favorite foods.  The following is a list of existing Low Carb Creations products:

Low Carb Creations Brand:

•                  Cookies (Flavors include: chocolate chip, snicker doodle, peanut butter, lemon and coconut)

•                  Cheesecake (Flavors include: New York style, blueberry swirl, chocolate swirl, pumpkin swirl and key lime)

•                  Soft brittle

•                  Pizza

•                  Pizza crust (for foodservice clients)

•                  Sippersweet (Splenda-sweetened beverage mixes) (Flavors include: cold – lemonade, raspberry lemonade; and hot – cappuccino, chai tea, apple cider, white chocolate and cocoa)

•                  Almond brittle

•                  Hazelnut brittle

Bella Carb Brand:

•                  Healthy Life Pizza

•                  Carb Counter Pizza

•                  Lasagna

•                  Chicken Alfredo

•                  Macaroni & Cheese

•                  Potasta

Carb Olé Brand:

•                  Tortillas

•                  Assorted Mexican entrees

Ala Carb Brand:

•                  Cheesecake

•                  Chocolate Fudge Bundt cake

•                  Brownies

•                  Muffins

Product Manufacturing.  Substantially all of the products sold by LCC are manufactured and packaged pursuant to production agreements pursuant to which third-parties agree to produce and, in some cases, warehouse product lines.

Product Returns.  LCC does not have a formal policy regarding customer returns.  Sales to retail stores are generally deemed to be final and no product returns are typically accepted other than for products that are deemed to be defective or improperly packaged.  In its limited operating history, product returns for LCC have not been significant.

Customers.  LCC’s food and beverage products are currently being distributed throughout the United States primarily to smaller regional grocery chains and specialty shops.  LCC currently has no arrangements with major national grocery, convenience or drug stores, or any mass market or club outlets.

Sales and Marketing.  LCC sells its products primarily through third-party sales brokers in order to exploit the relationships of such brokers with natural and health food retail outlets.  LCC believes this is a cost-effective and time efficient sales approach, rather than having to absorb the costs associated with building an internal national sales force and generating those relationships directly.

Government Regulation.  Companies engaged in the manufacture, packaging and distribution of food items are subject to extensive regulation by various government agencies, including the FDA, FTC, the USDA and state regulators, which, pursuant to statutes, rules, and regulations, prescribe quality, purity, manufacturing and labeling requirements. Food products are often subject to “standard of identity” requirements which are promulgated at either the federal or state level to determine the permissible qualitative and quantitative ingredient content of food.  To the extent that any product that we seek to market does not conform to an applicable standard, special permission to market such a product is required.  United States product labels are subject to regulation by the USDA, FDA and/or the FTC. Such regulations include standards for product descriptions, nutritional claims, label format, minimum type sizes, content and location of nutritional information panels, nutritional comparisons, and ingredient content panels.  LCC’s labels, ingredients and manufacturing processes will be subject to inspection by the FDA, FTC and USDA.

Federal regulatory authorities, including the FDA and FTC, have indicated that they are considering the development and implementation of rules and regulations that would specifically apply to the low-carbohydrate food and beverage industry.  State regulators may propose similar rules and regulations.  Such rules and regulations, if adopted, could include additional labeling requirements or regulations that could require LCC to alter the taste or composition of its products or impose other obligations.  In addition, as a marketer of products that are ingested by consumers, LCC will be subject to the risk that one or more of the ingredients in products sold by them may become the subject of adverse regulatory action at the state or federal level.  Any such regulatory actions could include sales restrictions or prohibitions, labeling requirements or reformulation, any of which could have a material adverse effect on LCC.

Competition.  The market for packaged foods and beverages in general, and specialty foods and beverages such as those that the Registrant expects to sell, is intensely competitive.  Competitors include small-tier operations that lack the financial, sales and marketing resources to scale their product line distribution beyond local and regional retail outlets.  However, some of the competitors and potential competitors that LCC faces are part of large, diversified food and beverage companies, such as Kraft Foods and PepsiCo, which have greater financial resources and a wider range of product offerings than offered by LCC.  Outside of the major consumer packaged goods companies, the Registrant believes that both Atkins Nutritionals, Inc. and KETO, Inc. have a strong portfolio of low carb products and have successfully achieved national distribution in various retail market outlets.

Employees.  As of June 30, 2004, LCC had approximately 19 full-time employees, including approximately ten employees in sales, marketing, warehousing and distribution, with the remainder in administration and finance.  None of the LCC employees are represented by a labor union or are subject to a collective bargaining agreement.  LCC has never experienced work stoppage and believes that its relationship with its employees is good.

Facilities.  LCC leases approximately 3,752 square feet of office and 1,720 square feet of warehousing space in Vancouver, Washington.  The leases for LCC’s current office and warehousing facilities expire on October 31, 2006 and November 30, 2006, respectively.  The leases require monthly rental payments of $4,127 and $1,500, respectively, plus real estate taxes and common area operating expenses.

Brief Description of Sunset Business

Sunset is a Nevada corporation formed on November 19, 2003.  Sunset was formed to capitalize on the growing demand for low carbohydrate foods and beverages that has resulted from the increased popularity of “low-carbohydrate lifestyle” diets.  Immediately prior to the closing of the Sunset Merger, Sunset had no active business operations or employees and had no significant assets other than cash from financing transactions completed in anticipation of the Sunset Merger.  Sunset’s primary shareholders include Todd Sanders and Sunset Holdings International, Ltd., a corporation primarily owned and controlled by Todd Sanders.  Sunset Holdings provides office space and other administrative and financial services to Sunset pursuant to the terms of a Services Agreement which was assumed by the Registrant in connection with the Sunset Merger.  Such Services Agreement is generally described in Item 5.02 of this Current Report on Form 8-K.

Risks Relating to Business of Registrant

INVESTING IN THE REGISTRANT’S SECURITIES INVOLVES RISK. THESE RISKS AND UNCERTAINTIES ARE NOT THE ONLY ONES FACING THE REGISTRANT. ADDITIONAL RISKS AND UNCERTAINTIES NOT NOW KNOWN TO THE REGISTRANT OR THAT THE REGISTRANT CURRENTLY CONSIDERS IMMATERIAL MAY ALSO IMPAIR THE REGISTRANT’S BUSINESS OPERATIONS AND PROSPECTS. IF ANY OF THE FOLLOWING RISKS OR UNCERTAINTIES ACTUALLY OCCURS,  THE REGISTRANT’S BUSINESS, PROSPECTS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS, AND ITS STOCK PRICE COULD BE MATERIALLY ADVERSELY AFFECTED.

REFERENCES HEREIN TO “THE COMPANY” REFER TO THE REGISTRANT AND ITS SUBSIDIARIES INCLUDING SUNSET AND LCC.

Limited Operating History; No Assurance of Profitability; No Assurance that Business Strategy Can Be Effectively Implemented

Neither the Registrant nor Sunset has any operating history.  Similarly, Low Carb Creations was formed in 2002 and has only a brief operating history upon which an evaluation of its prospects can be made.  The prospects of the Registrant and its newly acquired subsidiaries (collectively, the “Company”) are subject to the substantial risks, expenses and difficulties frequently encountered in the establishment and growth of a new business in the food industry, which is characterized by a significant number of market entrants and intense competition, as well as the various risk factors described herein.  There can be no assurance that the business strategy of the Company can be successfully implemented or will prove successful or that the Company will be profitable in the future.

Limited Capital; Need for Additional Financing for Operations, Acquisitions, Sales Growth, and Possible Redemption of Preferred Stock

A significant element of the Company’s business strategy is the acquisition, development and expansion of low-carb food and beverage brands and products. The Company has limited working capital and it is likely that the Company will require third party financing (debt or equity) in order to finance its operations, any future acquisitions, in connection with the expansion of the Company’s business through non-acquisition means, to pay the deferred portion of the purchase price for LCC, as a result of any future operating losses, or to provide working capital for general corporate purposes.  Additional capital may be required in the event the holders of the Company’s Series A Preferred exercise their rights to require the Company to redeem their shares.  There can be no assurance that any such required financing will be available or, if available, on terms attractive to the Company.  Any third party financing obtained by the Company may result in dilution of the equity interests of the Company’s shareholders.  In the event that the Company is unable to obtain financing on favorable terms, the Company may not be able to successfully implement its business plan and its financial condition and results of operations would be adversely affected.

In addition, the Company believes that its ability to expand its sales and increase its operating profits will be constrained by a lack of working capital necessary to acquire inventory.  There can be no assurance that the Company will be able to obtain adequate working capital on favorable terms, if at all.  The failure to obtain such additional working capital would have an adverse effect on the ability of the Company to expand its sales and operating profits.

Limited Product Diversification; No Assurance of Continued Popularity of Low-Carbohydrate Diet or Consumer Acceptance of Company’s Existing and Future Products.

Consumer preferences for food and beverage products, especially health and diet-oriented products such as those the Company intends to sell, are continually changing and are extremely difficult to predict.  Much of the demand and popularity of low-carb foods and beverages is a result of the perceived health benefits and effectiveness of a low-carbohydrate diet and the increased popularity of low-carbohydrate weight loss methods such as the Atkins diet.  The views of medical professionals and consumers as to the benefits and effectiveness of a low-carbohydrate diet may change and will have a significant influence on demand for the Company’s products.  There can be no assurance that the Company will be able to achieve a significant degree of market acceptance for its products, that acceptance, if achieved, will be sustained for any significant period, or that product life cycles will be sufficient to permit the Company to recover start-up and other associated costs.  There can be no assurance that the Company will succeed in the development of any new products or that any new products developed by the Company will achieve market acceptance or generate meaningful revenue for the Company. The fact that the Company’s products will consist entirely of low-carbohydrate products, will increase the potential adverse effects associated with changes in consumer preferences away from low-carb diet products.

Risks Related to Acquisition Strategy

A significant element of the Company’s business strategy will be the pursuit of strategic acquisition opportunities for the purpose of expanding, complementing and/or diversifying the Company’s low-carb product offerings and business.  Such strategic acquisitions are likely to continue to comprise an element of the Company’s business strategy for the foreseeable future.  However, no assurance can be given that the Company will be able to identify, finance and complete additional suitable acquisitions on acceptable terms, or that future acquisitions, will be successful.  Failure to acquire additional low carbohydrate food products or businesses may result in a failure to realize operating efficiencies and economies of scale and could prevent the Company from obtaining the sales volume necessary to most effectively negotiate with customers and suppliers. In addition, future acquisitions could divert management’s attention from the daily operations of the Company and otherwise require additional management, operational and financial resources.  Moreover, there can be no assurance that the Company will be able to successfully integrate LCC or other acquired companies or their management teams into the Company’s operating structure, retain management teams of acquired companies on a long-term basis, or operate acquired companies profitably. Acquisitions may also involve a number of other risks, including adverse short-term effects on the Company’s operating results, dependence on retaining key personnel and customers, and risks associated with unanticipated liabilities or contingencies.

Absence of Valuation or Fairness Opinion in Connection with Low Carb Creations Acquisition

The Company did not obtain a valuation or fairness opinion concerning the acquisition of Low Carb Creations or Sunset. The Company’s board of directors primarily considered the assets on the balance sheet of Low Carb Creations and Sunset, the value of Low Carb Creations’ brands, and actual and prospective financial performance when setting a price for the acquisition. The board also considered the fact that the stockholders of Sunset and Low Carb Creations agreed to take payment in stock (and deferred payments in the case of LCC) rather than cash at closing in setting the value of the acquisition. The fact that the Company did not receive a valuation or fairness opinion concerning the purchase may mean that an independent third-party could have acquired LCC or Sunset for a price less than the Registrant agreed to pay.

No Prior Experience in Operating Low Carb Creations or Other Packaged Food Companies

A portion of our management team, including our President and Chief Executive Officer, has had no prior experience in operating Low Carb Creations or any other consumer packaged goods company.  The Company will initially be dependent upon the industry experience of the existing management of Low Carb Creations in operating our business and implementing the Company’s business plan.  In the event that the management team of Low Carb Creations become unavailable or is unable to work effectively with the Company’s management team to run Low Carb Creations or any other companies or businesses the Company acquires, the Company’s business and its ability to implement its business and growth plan would be adversely affected.

Lack of Patented Formulas or Manufacturing Methods for Products; Reliance on Third Parties for Product Development

Although the Company believes that many of the formulas and processes utilized in connection with the production of Low Carb Creation products may be proprietary, LCC has relied upon third-party manufacturers and producers to develop and test such formulas.  LCC has not sought patent protection for such technology and it is unlikely that patent protection would be available.  The Company expects to rely on the complexity of the formulas, trade secrecy laws and on confidentiality agreements in order to protect any proprietary formulas and processes.  However, there can be no assurance that such methods will be effective in preventing competitors or our third party suppliers and manufacturers from utilizing these formulas and processes to produce competing products.  If competitors of the Company, certain of which may have significantly greater resources than the Company, introduce products that utilize formulas and manufacturing methods that are similar or substantially the same as those currently manufactured, or that may in the future be manufactured, by the Company, the Company’s sales, financial condition and prospects could be adversely affected.

The Company has not attempted to ascertain or evaluate whether the formulas and processes utilized by LCC infringe on the patent or proprietary rights of others.  As a result, the Company may be subject to infringement claims. Any such claims, whether with or without merit, can be time consuming and expensive to defend, may divert management’s attention and resources, could cause product shipment delays and could require the Company to enter into costly royalty or licensing agreements. If a successful claim of product infringement is brought against the Company, the inability to license the infringed or similar intellectual property could adversely affect the Company’s business.

Governmental Regulation

Companies engaged in the manufacture, packaging and distribution of food items are subject to extensive regulation by various government agencies, including the FDA and the USDA, which, pursuant to statutes, rules, and regulations, prescribe quality, purity, manufacturing and labeling requirements. Food products are often subject to “standard of identity” requirements which are promulgated at either the Federal or state level to determine the permissible qualitative and quantitative ingredient content of food. To the extent that any product that we seek to market does not conform to an applicable standard, special permission to market such a product is required.  United States product labels are subject to regulation by the USDA and/or the FDA. Such regulations include standards for product descriptions, nutritional claims, label format, minimum type sizes, content and location of nutritional information panels, nutritional comparisons, and ingredient content panels. The Company’s labels, ingredients and manufacturing processes will be subject to inspection by the FDA and USDA.

Food and beverage manufacturing facilities are subject to inspections by various regulatory authorities. A finding of a failure to comply with one or more regulatory requirements can result in the imposition of sanctions including the closing of all or a portion of a company’s facilities, subject to a period during which the company can remedy the alleged violations.  While the Company believes that all of the distributors and co-packers used by LCC are in compliance in all material respects with governmental regulations regarding current products and have obtained the material governmental permits, licenses, qualifications and approvals required for their and the Company’s operations, there can be no assurance that the Company, its distributors and co-packers will be able to comply with such laws and regulations in the future or that new governmental laws and regulations will not be introduced that could prevent or temporarily inhibit the development, distribution and sale of Company products to consumers.

Federal regulatory authorities, including the FDA and FTC, have indicated that they are considering the development and implementation of rules and regulations that would specifically apply to the low-carbohydrate food and beverage industry.  State regulators may propose similar rules and regulations.  Such rules and regulations, if adopted, could include labeling requirements or regulations that could require the Company to alter the taste or composition of its products or impose other obligations on the Company.  Such changes could adversely affect sales and margins of the Company, its financial condition and prospects.

As a marketer of products that are ingested by consumers, the Company is and will be subject to the risk that one or more of the ingredients in products sold by them may become the subject of adverse regulatory action at the state or federal level.  Such actions could include sales restrictions or prohibitions, labeling requirements or reformulation, any of which could have a material adverse effect on the Company.

Competition

The market for packaged foods and beverages in general, and specialty foods and beverages such as those that the Company expects to sell, is intensely competitive.  The Company competes directly with manufacturers and distributors of other low-carbohydrate and diet/health-oriented foods and beverages, and compete generally with manufacturers and distributors of other packaged foods and beverages.  Competitive factors in the packaged food and beverage industry and the low-carb food and beverage segment include product quality and taste, brand awareness among consumers, access to supermarket and other retail shelf space, price, advertising and promotion, variety of products offered, nutritional content, product packaging and package design.

Some of the competitors and potential competitors that the Company will face are part of large, diversified food and beverage companies, such as Kraft Foods and PepsiCo, which have greater financial resources and a wider range of product offerings than the Company. If these larger competitors choose to introduce products similar to the Company’s at lower prices, the Company’s ability to expand its market presence in new markets and to retain market share in existing markets may be adversely affected and the Company’s margins would suffer. The Company currently lacks the resources to advertise and promote its products on the scale that certain of its larger competitors use to foster brand recognition of their products. If the Company is unable to effectively promote its brands and products, the resulting lack of consumer demand could cause retailers to not allocate shelf space to the Company’s products on favorable terms, if at all. Any failure to secure and maintain retail shelf space would have a significant negative impact on the Company’s operating results. As the Company enters new markets, it may encounter competition from regional manufacturers and distributors not active in the Company’s established markets. If these competitors use price promotions or advertising campaigns to stimulate demand for their products, the Company could be forced to compete using similar programs, thereby increasing its costs and reducing its margins. The competitive environment for low-carb products could adversely affect the Company’s future sales and profits, financial condition and liquidity and its ability to grow its business. There can be no assurance that the Company will be able to compete effectively in the markets it enters.

Need to Secure Shelf Space

Successful marketing of food and beverage products generally depends upon obtaining adequate retail shelf space for product display, particularly in supermarkets, supercenters and other large packaged food and beverage retailers. Retailers have a finite amount of shelf space in each of their stores on which food and beverage products are stocked. Like all food manufacturers, retailers may remove Company products from store shelves at any time if a retailer determines that sales of such products are falling short of expectations. Products of smaller companies such as the Company are more likely to be removed from store shelves than products marketed by bigger manufacturers since larger companies can afford more expansive promotions and advertising campaigns. Ultimately, however, the decision about whether to remove or relocate a product will depend on its sales and retail margins, and how these compare to existing or new products. There can be no assurance that the Company’s products will compare favorably in sales and retail margins to existing or new food products that may be introduced in the future. Also, retailers can at their discretion relocate products to lower or higher shelf space that may make it more difficult for consumers to see or find Company products. If the Company loses shelf space, is unable to secure shelf space, or if Company products are given less favorable shelf locations, the Company’s sales and financial performance will be adversely affected.

Frequently, food manufacturers and distributors incur additional costs in order to obtain additional shelf space. Whether or not the Company incurs such costs in a particular market will be dependent upon a number of factors, including demand for the Company’s products, relative availability of shelf space and general competitive conditions. The Company may incur significant shelf space or other promotional costs as a necessary condition of entering into competition or maintaining market share in particular markets or stores. If incurred, such costs may materially affect the Company’s financial performance.

No Long-Term Agreements with Retailers or Distributors; Risk of Returned Products

LCC does not, and the Company does not expect to establish, any long-term agreements with any of their respective retail customers or distributors. As a result, arrangements with respect to pricing, shelf space, cooperative advertising or special promotions, among other things, may be subject to periodic negotiation with each retailer or distributor.  It is expected that retailers and distributors will make no binding long-term commitments to the Company regarding purchase volumes and will make all purchases through short term or one-time purchase orders. It is likely that retailers or distributors could reduce their overall purchases of Company products, the number and variety of such products that they carry and the shelf space allotted for Company products or otherwise materially change the terms of the Company’s relationship at any time. If any of retailer or distributor insisted on returning Company products for any reason, the Company might be forced to accept the returns as a practical matter, regardless of its legal rights. Any reduction in purchases or increase in returns could significantly harm the Company’s business, financial condition and operating results.

Risk of Regulatory or Other Legal Action Against Customers

Food manufacturers have historically paid food service companies and wholesaler’s promotional allowances and offered discounts for reaching designated sales volumes for food and beverage products. These discounts are generally taken when retailers pay for food products, which is why they are known as “billback” discounts. These allowances and discounts may be permissible if in writing and so long as the food manufacturer does not engage in discriminatory or unfair pricing in violation of applicable antitrust law. The Securities and Exchange Commission has commenced formal investigations and informal inquiries of accounting practices at several national food service companies and wholesalers that are centered on the payment of, and improper accounting treatment given to, promotional allowances and billback discounts.  LCC may have paid, and the Company may in the future pay, promotional allowances or slotting allowances to secure shelf space in retail stores, and offer billback discounts. While the Company is not aware of any investigations of the customers of LCC, it is possible that one or more of the Company’s customers could become subject to regulatory or court proceedings related to these practices. If so, sales of the Company’s products to any such customers could decrease if the operations or business of such customers are adversely affected by regulatory or court proceedings.

Concentration of Customers

A large portion of the historical sales of LCC were accounted for by a small number of distributors and retailers.  Moreover, consolidation among grocery stores, retail supercenters and club stores, has resulted in a significant concentration of ownership of food and beverage retail sales.  As a result, the Company’s future success may be dependent upon our ability to create and maintain relationships with these large retailers and distributors on both a regional and national level. If the Company is unsuccessful in gaining entry to regions or in convincing individual chains or stores to carry its product lines, the Company’s prospects for growth will be materially and adversely affected. Retailers continually evaluate the sales performance of products they carry and if sales of the Company’s products do not meet expectations, one or more of the Company’s customers may discontinue carrying the Company’s product lines.

Uncertainties and Risks of Food and Beverage Industry

The food and beverage industry, and the markets within the food and beverage industry in which the Company expects to compete, are subject to various risks, including: adverse changes in general economic conditions; evolving consumer preferences; nutritional and health-related concerns; federal, state and local food inspection and processing controls; oversupply of certain products at the wholesale and retail levels; consumer product liability claims; risks of product tampering; and the availability and expense of liability insurance, and other factors that are beyond the Company’s control. Any of these factors could have a material adverse effect on the Company, its prospects and its financial condition and results of operations.

Potential for Product Liability Claims

As a manufacturer and marketer of consumer food and beverage products, the Company may be subjected to various product liability claims.  There can be no assurance that any product liability insurance maintained by the Company will be adequate to cover any loss or exposure for product liability, or that such insurance will continue to be available on terms acceptable to the Company.  Any product liability claim not fully covered by insurance, as well as any adverse publicity from a product liability claim, could have a material adverse effect on the financial condition or results of operations of the Company.

Risk of Reliance on Third-Party Producers

Substantially all of the products sold by LCC are manufactured and packaged pursuant to production agreements pursuant to which such third-parties agree to produce and warehouse product lines. The Company expects that a large portion of any future products will be manufactured and packaged pursuant to similar third-party agreements.  If any of the Company’s significant third-party producers terminated its relationship with us or were prevented from meeting our production needs on a timely and cost-effective basis for any reason, including regulatory or other actions taken by third parties, credit constraints on the Company or such producers, capacity limitations or incorrect estimation of demand or production, competition for production resources, constraints in the supply of raw materials, increases in ingredient costs or the costs of production, or natural disaster, acts of terrorism or other disruptions, the resulting interruption or cessation of production would severely affect the Company’s operations and its customer relationships. The Company may not be able to find an alternative third party producer that would agree to and could reliably manufacture Company products on a timely and cost effective basis.  Any failure by the Company to find alternative production sources could have a material adverse effect on the Company.

Risk of Shipping Disruptions or Addition of Fuel Surcharges

The Company and its third-party producers will rely on common carriers to ship virtually all of its products to customers and to secondary distribution facilities. These common carriers also ship ingredients, raw materials, cans, packaging and labels to the Company’s third-party producers from their respective suppliers. Any disruption or slowdown in deliveries of the Company’s products, ingredients or supplies caused by labor strikes, other labor disputes, weather conditions or other causes could significantly harm the Company’s business. Recent increases in diesel and other energy costs have led some common carriers to propose or implement fuel surcharges on some longer delivery routes. If fuel costs rise and more common carriers implement these charges, the Company’s operating costs and costs of good sold may increase and its margins may suffer.

Fluctuations in Prices of Supplies; Dependence Upon Availability of Supplies and Performance of Suppliers

The manufacturing costs for any products of the Company will be subject to fluctuations in the prices of underlying ingredients.  Although the Company believes that its requirements for products and ingredients are readily available, and that its business success is not dependent on any single supplier, the failure of certain suppliers to meet performance specifications, quality standards or delivery schedules of the Company or third-party manufacturers retained by the Company, could have a material adverse effect on the Company’s operations.  In particular, a sudden scarcity, a substantial price increase, or an unavailability of product ingredients could materially adversely affect the Company’s operations.  There can be no assurance that alternative ingredients would be available when needed and on commercially attractive terms, if at all.

Management’s Other Activities May Conflict with Oversight of the Company

Certain of the officers of the Company may devote a portion of their time to other business activities and personal investments.  In addition, certain members of our management may serve as managers of other businesses or entities.  This may create conflicts of interest with respect to the allocation of time. The Company will attempt to resolve these conflicts in a manner that does not disrupt its operations.  However, to the extent that one or more members of the Company’ss management team are unavailable, the Company’s operations may be materially and adversely affected.

Management Will Control the Company

The members of our management team, and in particular Todd Sanders (or his affiliates), Linda Langdon and Dan Langdon, are expected to control a majority of the Company’s outstanding Common Stock.  As a result, the Company’s management will be able to elect all or many of the Company’s directors and otherwise control through their collective stock ownership the business policies and operations of the Company and the amount of compensation the officers of the Company will receive.

Finder’s Fees

The Company may utilize advisors and/or finders to introduce the Company to prospective acquisition targets and/or investors.  The Company would pay any such persons compensation, if any, either in cash, common stock, or a combination of both.  Generally, issuers may only pay sales related compensation to licensed securities broker-dealers.  One exception, however, relates to finders who are not in the business of acting as finders and only introduce the issuer and prospective investor and who do not participate in the selling effort or in the negotiations.  If for any reason the Company makes payments to persons believed to have been finders but who are actually deemed to be unlicensed securities broker-dealers, then the Company could incur liability for aiding and abetting a violation of the securities laws by such unlicensed persons.  In addition, payments of commissions to unlicensed brokers could subject the Company to rescission claims by investors who purchased through such unlicensed persons.

No Dividends Anticipated

The Company does not intend to pay dividends on its Common Stock or Preferred Stock (other than cumulated but unpaid dividends on the Series A Preferred Stock) in the foreseeable future.  There can be no assurance that the operation of the Company will result in sufficient revenues to enable it to operate at profitable levels or to generate positive cash flows.  Any cash that might be available for dividends will be used instead to expand the Company’s business.  Payment of any dividends in the future will depend on the Company’s financial condition, results of operations and capital requirements, as well as other factors deemed relevant by the Board of Directors.

Dilution; Possible Adverse Effects of Warrants and Options

In connection with the Mergers, the Company has assumed warrants and other convertible securities and may elect to issue additional convertible securities in connection with the acquisition of other businesses or assets, and the hiring of employees and consultants.  Under the normal terms of options or warrants to acquire Common Stock, the holders thereof are given an opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interests of the other shareholders.  In addition, the terms on which the Company may obtain additional financing may be adversely affected by the existence of options and warrants.  The holders of options and warrants may exercise them at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided by the options and warrants.

Possible Adverse Effects of Preemptive Rights and Preferred Stock Covenants

Holders of the Series A Preferred Stock have certain pre-emptive rights and, pursuant to the terms of their purchase of such shares, will have the right to approve certain transactions by the Company in the future.  Such rights could have an adverse effect on the Company’s ability to raise additional financing and may have an adverse effect on the trading price, if any, of the shares of the Company.  In addition, in the event that a majority of the holders of the Preferred Stock refuse to approve transactions with respect to which they have been granted approval rights, the Company may be prevented from taking advantage of business or financing opportunities as they arise, which could have an adverse effect on the Company and its business.

Lack of Liquidity; Limited Trading Market; Risk of Effects of Sales of Common Stock

Although there is a trading market for shares of the Company’s Common Stock, it is impossible to predict how the Common Stock of the Company will trade or whether there will be an active trading market in such shares.  Regardless of whether a trading market in the Company’s Common Stock exists, the shares of Common Stock, Series A Preferred Stock, warrants and other convertible securities issued in connection with the Mergers may not be sold or transferred unless and until such registration has been effected or an exemption from registration is available.  It is expected that a registration statement will be filed with respect to the shares of Common Stock of underlying such securities and, as such, such shares will become saleable.  No predictions can be made of the effect that future market sales of such shares will have on the market price of the Common Stock prevailing from time to time.  Sales of substantial amounts of Common Stock, or the perception that sales might occur, could adversely affect prevailing market prices of the Common Stock and could impair the Company’s ability to raise additional capital.

No Guarantee of Registration of Shares; Risk of Delays in Registration

The ability of the Company to create a liquid trading market in its common stock will depend, in party upon its ability to register existing securities (including shares of common stock issued in connection with the Mergers).  No assurance can be given that any registration statement to be filed by the Company will be declared effective by the SEC, or that the registration statement will be effective on the date holders of the securities desire to sell their shares.  The ability of the Company to successfully complete the registration or qualification of its securities may depend on a variety of factors which are outside of the control of the Company including, without limitation, the history of the Registrant, Sunset and LCC, the policies of the SEC and/or state regulators with respect to operating companies that merge with blank-check shell corporations such as the Registrant, the perceived viability of the Company as a business entity, and the background of management of the Company or its subsidiaries.

Volatility of Stock Price; Limited Public Float; Possibility of NASD or SEC Review

The common stock of the Registrant is traded on the over-the-counter market with quotations published on the NASD OTC Bulletin Board.  The trading volume of the Registrant common stock historically has been limited and sporadic, and the stock prices have been volatile.  As a result of the limited and sporadic trading activity, the quoted price for the Company’s common stock on the over-the-counter market is not necessarily a reliable indicator of its fair market value.  The price at which the Company’s Common Stock will trade may be highly volatile and may fluctuate as a result of a number of factors, including, without limitation, quarterly variations in operating results and actual or anticipated announcements of new products, positive or negative announcements by competitors, the activities of short-sellers or other professional traders, as well as the number of shares available for sale in the market.  In addition, sales by stockholders under Rule 144 or any other exemption from registration, if available, or pursuant to an effective registration statement, could have a depressive effect on the price of the Common Stock.

Regulatory authorities such as the SEC and NASD have increasingly scrutinized shell corporation transactions in recent years and have indicated that holders of shares that such authorities believe have been issued in connection with the formation of shell corporations having no business plan other than the intention of merging with an operating company (a “blank check shell”) will not be eligible for resale in the public market pursuant to Rule 144.  While the Company believes that none of its currently outstanding shares were issued in connection with the formation of a “blank check” shell, in the event that the SEC or NASD disagree, they may (i) take steps to block quotation of the Company’s shares (or the portion thereof that they deem not to be eligible for resale under Rule 144), (ii) take other steps that will have the effect of preventing or delaying the creation of an active trading market in the Company’s stock, or (iii) take steps to make it difficult for the Company to register or cause the effectiveness of the registration to be delayed.  In the event such steps are taken, the “float” would be effectively reduced so that any public market that did exist would be extremely illiquid and subject to dramatic price fluctuations.

“Penny Stock” Rules

The Company’s Common Stock is and may continue to be subject to rules promulgated by the SEC and NASD relating to “penny stocks,” which generally apply to companies whose shares are not traded on a national stock exchange or on the Nasdaq SmallCap or National Market Systems, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Commission.  These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks.  These rules may discourage or restrict the ability of brokers to sell the Company’s Common Stock and may affect any secondary market for the Company’s Common Stock.  These rules could also hamper the Company’s ability to raise funds in the primary market for the Company’s Common Stock.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Financial Obligations Assumed as a Result of Sunset Merger

As a result of the Sunset Merger, the Registrant (indirectly through its ownership of Sunset) assumed the following liabilities of Sunset:

(i)            $100,000 loan from William J. McCluskey,  which is convertible into 118,636 shares of Registrant’s common stock and which bears interest at 8% per annum.  Such loan is secured by a pledge of certain assets of Devenshire Management, an affiliate of Todd Sanders; and

(ii)           consulting fees of up to $75,000 that may be owed to two former consultants to Sunset pursuant to consulting agreements that have been previously terminated.

Each of these financial obligations is expected to be repaid promptly following the closing of the Mergers.

As a result of the Sunset Merger, the Registrant became liable for the following contingent obligations: (i) the obligation to pay cumulative dividends to holders of Series A Preferred Stock, and (ii) the obligation to redeem the outstanding shares of Series A Preferred Stock at a redemption price equal to $9.00 per share plus accrued but unpaid dividends.  See “Item 2.02—Rights and Preferences of Series A Preferred Stock – Limited Redemption Rights” and “— Dividend Rights” of this Current Report on Form 8-K for a description of such contingent financial obligations.  The exact amount of such contingent obligations is not determinable and depends on the timing of any dividend declaration or redemption.

In addition, the Registrant may become liable for payments in the event it fails to file a registration statement within 60 days following the closing of the Sunset Merger.  See “Item 2.02 — Assumption of Registration Rights and Penalty Provisions” of this Current Report on Form 8-K for a description of such penalty provisions.

In connection with the Sunset Merger, the Registrant became obligated to pay certain overhead and salary expenses pursuant to the terms of a Services Agreement with Sunset Holdings International, Ltd.  See “Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers,” which is incorporated herein by this reference, for a description of such Services Agreement.

Financial Obligations Assumed as a Result of LCC Merger

In April 2004, LCC entered into a series of transactions pursuant to which it borrowed an aggregate of $290,000 from accredited investors and, in connection therewith issued (i) secured convertible debentures (the “LCC Debentures”) in the aggregate principal amount of $290,000, and (ii) five year warrants (the “LCC Warrants”) to purchase Common Stock of LCC.  Upon completion of the LCC Merger, the Registrant assumed the obligations under the LCC Debentures and assumed the LCC Warrants which give the holders the right to purchase an aggregate of 522,500 shares of the Registrant’s Common Stock at an exercise price of $0.78 per share.  Bryant Park, LCC, a consultant to and significant shareholder of Sunset, is an affiliate of one or more of the holders of the LCC Debentures and LCC Warrants.

LCC Debentures.  The LCC Debentures accrue interest at the rate of 10% per annum and at the rate of 18% per annum in the event of failure to pay any amount of principal or interest when due.  The LCC Debentures are due and payable in full no later than April 30, 2005.  The holders of the LCC

Debentures may convert all or any part of the outstanding and unpaid principal amount into shares of the Registrant Common Stock at a conversion price of $.90 per share, which is subject to certain equitable adjustments.  Holders of the LCC Debentures have the right to be prepaid, in whole or in part, any amounts due thereunder from the proceeds of any one or more offerings which, in the aggregate, result in gross proceeds of $1,000,000 or more.

The LCC Warrants.  The LCC Warrants have a term of five years, contain customary anti-dilution provisions, and have cashless exercise provisions pursuant to which the exercise price may be paid through the delivery of other shares of Common Stock or by a reduction in the number of shares issued having a fair market value equal to the aggregate exercise price payable.

Investor Rights Agreement and Penalty for No Registration.  Pursuant to an Investor Rights Agreement, purchasers of the LCC Debentures were granted customary “piggyback” and “demand” registration rights with respect to the shares issuable upon conversion of the LCC Debentures and the LCC Warrants.  In the event that the Registrant is not able to obtain effectiveness of a registration statement upon proper demand, the Registrant shall be required to pay holders an amount equal to two percent per month of the then outstanding principal amount of the LCC Debentures, and in the case of holders of Common Stock issued upon conversion thereof, the principal amount of the LCC Debentures from which such Common Stock was converted.

Security Agreements.  Except for permitted liens in favor of LCC’s primary bank lender, LCC has granted to holders of LCC Debentures a first priority security interest in substantially all of its assets.  Additionally, both Cynthia Langdon (wife of Dan Langdon) and Linda Langdon agreed to pledged their shares of LCC Common Stock (comprising approximately 90% of the shares issued in connection with the LCC Merger) pursuant to Pledge Agreements as security for the obligations under the LCC Debentures.

Cash Collateral Escrow Agreement. Pursuant to a Cash Collateral Escrow Agreement, the Registrant expects to established an escrow account which will be made available to the holders of the LCC Debentures for payment, which is expected to total approximately $310,500 (the “Cash Collateral”).  The Cash Collateral Escrow Agreement terminates on the earlier of: (i) payment in full of the LCC Debentures; (ii) disbursement of all of the Cash Collateral; or (iii) the conversion of the full amount of the LCC Debentures into shares of Common Stock.

As a result of the LCC Merger, the Registrant entered into and became obligated under Employment Agreements with Dan and Linda Langdon.  See Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers,” which is incorporated herein by this reference, for a description of such Employment Agreements.

As a result of the LCC Merger, the Registrant (through its wholly-owned subsidiary) has assumed the obligations of LCC under certain facilities leases described in Item 2.01 – Brief Description of LCC Business – Facilities” above.

In addition to the foregoing, as a result of the LCC Merger, the Registrant (indirectly through its ownership of LCC or its successor) assumed the following liabilities of LCC:

(i)            $50,000 short term loan from Linda Langdon to LCC;

(ii)           $130,000 in short term loans from Sunset Holdings to LCC, bearing interest at 6% per annum and guaranteed by Dan Langdon;

(iii)          $50,000 short term loan from Sunset to LCC bearing interest at 6% per annum and guaranteed by Dan Langdon.

Each of the loans described in (i) and (ii) above is expected to be repaid promptly following the closing of the LCC Merger.  Following the closing of the Mergers, the $50,000 loan described in (iii) above will treated as an intracompany loan of the Registrant.

LCC is a party to a $350,000 Revolving Line of Credit with Wells Fargo Bank, National Association which will become an indirect obligation of the Registrant as a result of the Mergers.  The outstanding principal amount of such line of credit was $350,000 as of August 31, 2004.  The Line of Credit bears interest at an adjustable rate equal to the bank’s prime rate (4.0% at December 31, 2003).  Interest is payable monthly until maturity.  The maturity date of the credit line is March 10, 2005 at which time all unpaid principal and accrued interest shall be due in full. Such loan is secured by first priority security interest in accounts and inventory of LCC as well as by certain assets of the Langdon Family Revocable Trust, a trust of which Dan Langdon is trustee.  LCC’s obligations under the letter of credit is also personally guaranteed by Dan Langdon.

Item 3.02                                             Unregistered Sales of Equity Securities

Securities Issued in Connection with Sunset Merger.

The Registrant issued the following securities to former securityholders of Sunset in connection with and as a result of the Sunset Merger:

(i)            7,124,991 shares of the Registrant’s Common Stock, including 75,000 shares issuable to Intrac, Inc., a Nevada corporation pursuant to the terms of a settlement agreement relating to termination of a previous merger agreement between Sunset and Intrac, Inc. but excluding 116,406 shares issuable to Sunset Holdings International, Ltd. which were cancelled simultaneously with the closing of the LCC Merger pursuant to the terms of the LCC Merger Agreement;

(ii)           391,500 shares of the Registrant’s Series A Preferred stock (including 27,800 shares issued to two shareholders of LCC in exchange for cancellation of $ 250,000 of Merger Consideration owed to them by the Registrant) which are convertible into an aggregate of 3,915,000 shares of Registrant’s common stock;

(iii)          warrants to purchase an aggregate of 8,228,069 shares of common stock consisting of: (1) warrants to purchase 2,115,114 shares at an exercise price of $1.32 per share, (2) warrants to purchase an aggregate of 4,957,500 shares at an exercise price of $1.08 per share, (3) warrants to purchase an aggregate of 978,750 shares at an exercise price of $1.20 per share, (4) a warrant to purchase an aggregate of 100,000 shares at an exercise price of $1.00 per share, and (5) warrants to purchase 76,705 shares at an exercise price of $1.76;

(iv)          a convertible promissory note of Sunset in the principal amount of $100,000 that is convertible into an aggregate of 118,636 shares of Registrant’s common stock at the option of the holder.

Each of the above-described issuances were made by the Registrant in reliance upon the exemptions from registration provided under Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.  The offers and sales were made to persons believed by the Registrant to be accredited investors as defined in Rule 501(a) under the Securities Act; no general solicitation was made by the Registrant or any person acting on the Registrant’s behalf; the securities sold were subject to transfer restrictions, and the certificates for those securities contained an appropriate legend stating that they had not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

A description of the terms of the Sunset Merger and related transactions is contained in Item 2.01 of this Current Report on Form 8-K which description is incorporated herein by this reference.

Securities Issued in Connection with LCC Merger

The Registrant issued the following securities to former securityholders of LCC in connection with and as a result of the LCC Merger:

(i)            7,136,734 shares of the Registrant’s Common Stock, including an aggregate of 232,814 shares issuable to Cynthia Langdon and Linda Langdon which were cancelled simultaneously with the closing of the LCC Merger pursuant to the terms of the LCC Merger Agreement;

(ii)           assumption of LCC Warrants to purchase an aggregate 522,000 shares of common stock; and

(iii)          assumption of conversion obligations under the LCC Debentures (conversion rate of $.90).

The above-described issuances were made to an aggregate of six securityholders in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  The offers and sales were made to persons who the Registrant believes are accredited investors as defined in Rule 501(a) under the Securities Act; no general solicitation was made by the Registrant or any person acting on the Registrant’s behalf; the securities sold were subject to transfer restrictions, and the certificates for those securities contained an appropriate legend stating that they had not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

A description of the terms of the LCC Merger and related transactions is contained in Item 2.01 of this Current Report on Form 8-K which description is incorporated herein by this reference.

Additional Issuances by Registrant

Certain holders of the Registrant’s outstanding common stock entered into a Share Exchange Agreement, effective immediately prior to the effective time of the Sunset Merger, pursuant to which an aggregate of 2,545,658 shares of the Registrant’s common stock held by such holders were cancelled in exchange for five year warrants to purchase an aggregate of 1,000,000 shares of Registrant’s common stock at an exercise price of $1.08 per share (subject to anti-dilution adjustments in certain circumstances provisions).  The Share Exchange Agreement is filed herewith as Exhibit 4.3.  The form of warrant issued pursuant to the terms of the Share Exchange Agreement is filed herewith as Exhibit 4.3.  The issuances of warrants were made in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act.  The offers and sales were made to persons who the Registrant believes are accredited investors as defined in Rule 501(a) under the Securities Act;

no general solicitation was made by the Registrant or any person acting on the Registrant’s behalf; the securities sold were subject to transfer restrictions, and the certificates for those securities contained an appropriate legend stating that they had not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Anti-Dilution Provisions Applicable to Future Sales of Capital Stock

In addition to customary anti-dilution provisions applicable to shares of Series A Preferred and warrants issued in connection with the Mergers, in the event that the Registrant sells shares of its capital stock at a price lower than $0.90 per share (calculated on an as-converted basis) at any time prior to the earlier of (i) one year following the date of closing of the Sunset Merger, or (ii) the expiration of 180 days from the effectiveness of the Registration Statement described in “Item 2.01 — Assumption of Registration Rights and Penalty Provisions” above, then (a) additional shares of Series A Preferred will be issued to each holder of Series A Preferred so as to effectively reprice the purchase price for such shares (assuming conversion of the Series A Preferred Stock into Common Stock and assuming no value for the Warrants issued as part of the Sunset Units originally sold by Sunset) to such lower price, and (b) the exercise price of the Warrants issued to purchasers of the Sunset Units will be proportionately reduced.  Such adjustment shall also apply to warrants issued pursuant to the Share Exchange Agreement filed herewith as Exhibit 4.3.

Notwithstanding the foregoing, no adjustment shall be made as a result of (A) any issuance or exercise of options, warrants or restricted shares to employees, directors, consultants or advisors to the Registrant pursuant to the terms of any compensation plan or arrangement approved by the Board of Directors of the Registrant, (B) securities issued in connection with any bona fide acquisition by the Registrant (including any assumption of options or other convertible securities resulting from any acquisition of another company by merger or exchange of securities), (C) any issuance or exercise of securities, options or warrants issued to suppliers, distributors or retailers as compensation, payment for goods or services or in order to induce such persons or entities to do or continue to do business with the Registrant, or (D) securities issued upon the exercise or conversion of options or warrants outstanding immediately following completion of the Mergers.

Item 5.01                                             Changes in Control of Registrant

In connection with and as a result of the Mergers, the former shareholders of Sunset and LCC (including members of the Registrant’s new management team and Board of Directors) will together control over 90% of the outstanding voting stock of the Registrant.  Such change of control resulted from dilution of the pre-Mergers shareholders of the Registrant resulting from the issuance of shares of Common Stock and Series A Preferred Stock by the Registrant in connection with the Mergers.  A description of the Mergers and related transactions is contained in Item 2.01 of this Current Report on Item 8-K which is incorporated herein by this reference.  The following table sets forth certain information with respect to the beneficial ownership of the Registrant’s Common Stock (assuming conversion of all Series A Preferred into shares of Registrant’s Common Stock) by the executive officers and directors of the Registrant and certain other securityholders or affiliates immediately following completion of the Mergers and both (i) excluding options, warrants or other convertible securities, and (ii) assuming exercise or conversion of all options, warrants or other convertible securities.

Name	No. of Shares of Common Stock(1)	Percentage(1)	No. of Shares of Common Stock Issuable Upon Conversion of Convertible Securities(2)		Fully-Diluted Percentage (assuming conversion of all options and warrants)(3)

Sunset Holdings International, Ltd.(4)	3,102,425	14.9%	1,136,364		13.7%
Todd Sanders (5)	710,227	3.4%	0		2.3%
Linda Langdon(6)	3,888,325	18.7%	139,000		13.0%
Dan Langdon(7)	2,579,923	12.4%	139,000		8.3%
Bryant Park LLC(8)	2,500,000	12.0%	3,000,000	(13)	17.8%
Robert Moore (9)	188,263	*	0		*
Saif Mansour	277,663	1.3%	0		*
Stephen Radusch	74,627	*	0		*
Robert Ives	0	0%	0		0%
Rowland W. Day II(10)	196,259	*	0		*
Caldwell R. Campbell(10)	130,839	*	0		*
Investors in Sunset Units(11)	3,637,000	17.5%	3,637,000		23.5%
Existing Registrant Shareholders	2,500,000	12.0%	1,000,000		11.3%
Other Sunset Shareholders(12)	271,786	*	295,341	(14)	1.8%
LCC Outside Investors	0	0%	844,222	(15)	2.7%
Other LCC Shareholders	713,672	3.4%	0		2.3%

Directors and Executive Officers as a group (7 persons)(15)	10,821,453	52.1%	1,414,364		39.5%

All Shareholders	20,771,009	100%	10,190,927		100.0%

*  Denotes less than 1%

(1)                                  Does not give effect to the exercise or conversion of any options, warrants or other convertible securities of Registrant that may be issued or outstanding other than shares of Series A Preferred which are treated on an as-converted basis.  Also assumes any shares of Registrant’s Common Stock issuable to stockholders of LCC will be released from escrow upon expiration of any applicable escrow period.

(2)                                  Represents number of shares issuable assuming exercise or conversion of all options, warrants or other convertible securities (including Preferred Stock) into Registrant’s Common Stock (without any adjustment to the applicable exercise prices or conversion rates).  Does not include options or shares that may be granted to employees, officer or directors of Registrant pursuant to stock option or similar plans adopted by the Registrant.”

(3)                                  Percentage represents total share ownership assuming exercise or conversion of all options, warrants or other convertible securities and includes the number of shares outstanding prior to such exercise or conversion.  Percentages calculated based on the assumption that 30,961,936 shares of the Registrant’s Common Stock will be outstanding assuming conversion of all convertible securities.

(4)                                  Sunset Holdings International Ltd. is controlled by Todd Sanders and therefore shares owned by Sunset Holdings International may be deemed to be beneficially owned by Mr. Sanders.  Gives effect to cancellation of 116,406 shares of Registrant’s common stock immediately following completion of the Mergers.

(5)           Does not include shares owned by Sunset Holdings International, Ltd.

(6)                                  Includes 1,172,171 shares deposited in escrow pursuant to the terms of the LCC Merger Agreement. Gives effect to cancellation of 116,407 shares of common stock immediately following completion of the Mergers.  Also includes (i) 139,000 shares of common stock issuable upon conversion of 13,900 shares of Series A Preferred Stock and (ii)  warrants to purchase 139,000 shares of common stock issued as part of Sunset Units acquired by such securityholder.

(7)                                  Includes shares held in the name of Cynthia Langdon, Mr. Langdon’s spouse.  Includes 736,036 shares deposited in escrow pursuant to the terms of the LCC Merger Agreement. Gives effect to cancellation of 116,407 shares of common stock immediately following completion of the Mergers.  Also includes (i) 139,000 shares of common stock issuable upon conversion of 13,900 shares of Series A Preferred Stock and (ii)  warrants to purchase 139,000 shares of common stock issued as part of Sunset Units acquired by such securityholder.

(8)                                  Excludes shares issuable upon conversion of promissory notes and warrants issued to one or more affiliates of Bryant Park, LLC in connection with certain loans to LCC described in footnote (13) below

(9)                                  Consists of shares owned by NDMS Investments, L.P., an entity owned and controlled by Mr. Moore.

(10)                            Mr. Day, who is an officer and director of the Registrant, and Mr. Campbell are partners in the law firm of Day & Campbell LLP which has provided certain legal services to Todd Sanders, Sunset Holdings and/or the respective affiliates in the past.

(11)                            Ownership consists of 363,700 shares of Series A Preferred Stock which are convertible into 3,637,000 shares of Common Stock of the Registrant, and (ii) warrants to purchase an aggregate of 3,637,000 shares of common stock.  Excludes 27,800 shares of Series A Preferred Stock and warrants to purchase an aggregate of 278,000 shares of common stock acquired by Cynthia Langdon and Linda Langdon.

(12)                            Outstanding shares include (i) 75,000 shares issuable to Intrac, Inc., a Nevada corporation pursuant to the terms of a settlement agreement relating to termination of a previous merger agreement among Sunset and Intrac, (ii) 22,727 shares of common stock issued to William J. McCluskey in connection with a $100,000 loan made to Sunset in June 2004 and (iii)142,045 issued to a former consultant to Sunset pursuant to the terms of a services agreement

(13)                            Consists of a warrant to purchase up to 3,000,000 shares of common stock at an exercise price of $1.08 per share.

(14)                            Includes 118,636 that may be issued upon conversion of the outstanding balance of a $100,000 loan made by William J. McCluskey to Sunset.  Such loan is secured by a pledge of certain assets of Devenshire Management Corporation, an affiliate of Todd Sanders, and, if not converted into common stock, is expected to be repaid following closing of the Mergers.  Also includes 100,000 shares issuable upon exercise of warrants issued to a purchaser of Sunset Units in connection with a bridge loan made by such investor to Sunset.  See “Transactions Completed as a Condition to the Mergers” in Item 2.01 above.

(15)                            Consists of (i) 322,222 shares issuable upon conversion of $290,000 principal amount of secured bridge loans received by LCC from third party financing sources which include one or more affiliates of Bryant Park, LLC, and (ii) warrants to purchase 522,000 shares at $.78 per share issued to such lenders.  Does not include shares that may be issued upon conversion of interest due on such notes.  Such loans are secured by substantially all LCC’s assets and a pledge of stock by certain shareholders of LCC including Linda Langdon.

(16)                            Includes shares owned by Sunset Holdings International, Ltd. which is an affiliate of Todd Sanders.  Excludes shares owned by Rowland W. Day II a director and officer of the Registrant who resigned in such capacities upon consummation of the Mergers.

Except as specifically contemplated by the LCC Merger Agreement and Sunset Merger Agreement and described in Item 5.02 below, to the Registrant’s knowledge, there are no arrangements or understandings among members of the former and new control groups and their associates with respect to the election of directors or other matters.  However, pursuant to the terms of a letter agreement effective as of the closing of the Mergers, the Registrant granted Granada Enterprises, a shareholder of the Registrant, a contractual right to appoint a representative who shall be permitted to attend all meetings of the Board of Directors of the Registrant and its subsidiaries in a non-voting observer capacity and, in such capacity, such representative shall be entitled to receive copies of all notices, minutes, consents, reports, or information of any kind whatsoever; provided, however, that the representative may be excluded from access to any material or meetings or portions thereof if the Registrant believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client or work product privilege, to protect highly confidential proprietary information, or for other similar reasons.  The representative appointed by such shareholder shall be entitled to reimbursement for all reasonable expense incurred in connection with attendance at all such meetings.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

New Board of Directors and Management

In connection with the Mergers, (i) the Registrant amended its Bylaws to increase the authorized number of directors to five members, (ii) the current directors of the Registrant – Rowland Day III and Peter Kovacs – appointed Todd Sanders, Linda Langdon and Robert Moore as directors of the Registrant to fill the vacancies in the Board, and

(iii) Mr. Day and Mr. Kovacs resigned as directors and officers of the Registrant.  Immediately following completion of the Mergers, the new Board of the Registrant appointed Robert Ives as an additional director and appointed the following as executive officers of the Registrant:

Todd Sanders – Chairman, President and Chief Executive Officer

Stephen Radusch – Chief Financial Officer

Linda Langdon – Executive Vice President – Product Development

The following is certain biographical information about the new members of the Registrant’s Board of Directors and management

Todd Sanders

Chairman, President and Chief Executive Officer

Mr. Sanders serves as President and CEO of Sunset Holdings International, Ltd., a Los Angeles based business development and acquisition firm, which although founded in March 1999 did not begin operations until June 2002.  Since June 1998, Mr. Sanders has served as President of Strategic Capital Consultants, Inc., a business consulting firm which he founded which has no current operations. From November 2000 to June 2002, Mr. Sanders served as Chairman and CEO of Latin American Casinos, Inc., a Nasdaq-listed company.  Mr. Sanders assisted the company in transitioning to an oil and gas company from a gaming company following the death of its founder.  From 1995 to June 1998, Mr. Sanders worked at JDK & Associates, Inc. a boutique corporate finance and consulting firm.  At JDK, Mr. Sanders was responsible for counseling client companies in the area of strategic development, operations and investor relations.  Mr. Sanders also serves as President of Devenshire Management Corporation, a private investment holdings company, which he founded in February of 1999.  Mr. Sanders has a membership interest in Platinum Products, LLC, a Nevada Limited Liability Corporation engaged in the business of marketing nicotine-based beverages, of which Robert Moore, a newly appointed director of the Registrant, is also a member.  From February 1991 to August 1994, Mr. Sanders was an NASD-licensed stockbroker.  Subsequent to voluntarily leaving the brokerage industry, Mr. Sanders failed to respond to NASD requests for an on-the-record interview regarding, among other things, his employment with an NASD member firm.  As a result of his failure to respond, in March 1995 he was censured, fined $20,000 and barred from association with any NASD member in any capacity.

Stephen K. Radusch

Chief Financial Officer

Stephen K. Radusch served as Chief Financial Officer since January 2000 and Treasurer since March 2000 of Chadmoore Wireless Group, Inc., where he was been responsible for all financial and administrative functions of that company.  Mr. Radusch also served as a director of Chadmoore Wireless Group public company from July 2000 to December 2002.  From September 1999 to January 2000, Mr. Radusch worked as a sole practioner providing general accounting, tax and consulting services to individuals and privately-owned companies.  Mr. Radusch served from November 1997 to August 1999 as Vice President and Chief Financial Officer of Surface Protection, Inc., a privately-owned marine service company, where he was responsible for the corporate finance and administrative activities of the company.

Linda Langdon

Executive Vice President, Product Development, Director

Linda Langdon is founder of LCC and has been a director and executive officer of LCC since its formation in 2002.  From 1995 until August 2000, Ms. Langdon was the owner and operator of Langdon House Management, an operator of adult foster homes in Vancouver, Washington.  After selling Langdon House Management in August 2000, in January 2001 Ms. Langdon opened Low Carb Habit, an independent specialty store specializing in low-carb products now operating under the name Simply Low Carb.  In October 2003, Ms. Langdon opened Simply Low Carb, Inc., an operator of retail stores selling low-carb products.  Ms. Langdon’s business activities also include general management and oversight of I.D.N.C., the owner of two Simply Low Carb stores in Portland, Oregon.

Robert Moore

Director

Since 1994, Robert Moore has served as President, CEO and Chairman of Chadmoore Wireless Group, Inc., a publicly-traded telecommunications company that he co-founded.  In February 2002, Chadmoore sold substantially all of its assets to Nextel Communications, Inc. for approximately $130 million in cash and is currently operating under its plan of liquidation.  Prior to co-founding Chadmoore Wireless Group, Mr. Moore served as a Regional Manager and General Manager for Cellular One from 1989 through 1993.

Robert W. Ives

Director

Robert W. Ives is an attorney who manages an individual private law practice based in Vancouver, Washington.  From 1993 until 1999, Mr. Ives had his own law practice.  In 1999, Mr. Ives left the private practice of law to serve as a trust officer for West Coast Trust Company, a Portland, Oregon based trust company.  Mr. Ives left West Coast Trust Company in 2002 and reestablished his private law practice.  Mr. Ives clients include LCC as well as certain businesses affiliated with Linda Langdon.

Terms of Employment and Services Arrangements With Management

Employment Agreements with Dan and Linda Langdon.  Upon completion of the Mergers, the Registrant entered into one-year employment agreements with Dan Langdon and Linda Langdon pursuant to which Mr. Langdon will receive an annual base salary of $100,000 and Ms. Langdon will receive an annual base salary of $125,000.  The employment agreements will have a one-year term but will be automatically renewed for successive one year terms unless written notice is given that such party desires to terminate the Agreement.  The employment agreements include customary confidentiality provisions as well as an agreement by the employee not to compete with, or to solicit employees from, the Registrant or its affiliates for a period of 18 months after his or her employment agreement terminates or expires (such non-compete restrictions being in addition to any non-compete entered into in connection with the LCC Merger).  The employment of either Mr. or Ms. Langdon may be terminated by the Registrant at any time.  However, if such termination is not for “cause” (as defined in their employment agreements), the employee will be entitled to receive his or her salary until the scheduled expiration of the agreement, during which time the employee will be obligated to seek other employment.  Mr. and Ms. Langdon will be required to devote their full time and attention to their duties as employees and officers of the Registrant subject to their right to participate in the operation of existing businesses owned by them so long as such participation does not interfere with the performance of their duties under the employment agreement.  A copy of the Employment Agreements of Dan and Linda Langdon are filed herewith as Exhibits 4.8 and 4.9, respectively.

Services Agreement With Sunset Holdings International, Ltd.  Effective upon completion of the Mergers, Todd Sanders, Saif Mansour and Steve Radusch were employed by Sunset Holdings International, Ltd. (“Sunset Holdings”), a corporation controlled by Mr. Sanders and which is a significant shareholder of the Registrant, and not by the Registrant.  However, Mr. Sanders and Mr. Radusch serve as officers of the Registrant and its subsidiaries and Mr. Mansour may serve as an officer of one or more subsidiaries of the Registrant.  In addition, SD Partners LLC has been engaged by Sunset Holdings as a consultant in connection with exploring and investigating potential acquisition targets for the Registrant and a proposed flotation of the Registrant’s securities on the Alternative Investment Market of the London Stock Exchange.  The services of Mr. Sanders, Mr. Mansour, Mr. Radusch and SD Partners LLC are provided to the Registrant through a Services Agreement between the Registrant and Sunset Holdings.  Such Services Agreement calls for annual payments of $200,000 in exchange for the services of Mr. Sanders, $70,000 in exchange for the services of Mr. Mansour $100,000 in exchange for the services of Mr. Radusch and $450,000 in exchange for the services of SD Partners LLC.  The $450,000 payment to SD Partners LLC was payable in advance and was paid directly by the Registrant at the closing of the Mergers.  Mr. Sanders, Mr. Mansour and Mr. Radusch will be eligible for participation in any equity compensation plans maintained for officers and employees of the Registrant, for so long as the Services Agreement remains in effect, but they will not participate in any other benefit plans maintained by the Registrant for the benefit of its employees, however, they will be entitled to reimbursement for medical benefits.

In addition, pursuant to the terms of the Services Agreement, Sunset Holdings will provide the office space and related administrative support for the Registrant’s principal executive offices in Los Angeles, California. The Registrant will be required to pay $12,500 per month as payment for overhead and other expenses incurred by Sunset Holdings in connection with operating and maintaining such executive office.  The Services Agreement has an initial term of one year and, except for the services of SD Partners LLC, will be automatically renewed for successive one year terms unless written notice is given that the Registrant or Sunset Holdings desires to terminate the Services Agreement.  The Services Agreement will include customary confidentiality provisions as well as an agreement on behalf of Sunset Holdings, Mr. Sanders, Mr. Mansour and Mr. Radusch not to compete with, or to solicit employees from, the Registrant or its affiliates for a period of 18 months following termination of the services of Mr. Sanders, Mr. Mansour and Mr. Radusch, as the case may be.  The Services Agreement will be terminable by either Sunset Holdings or the Registrant at any time.  However, if such termination is not for “cause” (as defined in the Services Agreement), Sunset Holdings will be entitled to receive its scheduled payments until the scheduled expiration of the Services Agreement.

Director Compensation.  It is expected that the non-employee directors of the Registrant will receive a quarterly fee of $500.  All directors will be reimbursed for out of pocket expenses incurred in attending board meetings.  Non-employee directors are expected to be eligible for annual grants of restricted stock or stock options under stock incentive plans, if and when adopted.  In addition, each non-employee director of the Registrant is expected to receive a grant of shares of restricted stock of the Registrant having a fair market value at the time of grant equal to $25,000.  It is expected that one-quarter of such shares will vest on the grant date with the remainder vesting in equal quarterly installments on the last day of the eight calendar quarters following the grant date.

Stock Option Plans.  It is expected that the Registrant will adopt one or more stock incentive plans pursuant to which employees, officers, consultants and directors of the Registrant and its subsidiaries will be eligible to receive stock options or restricted stock grants.  Such plans may be adopted without shareholder approval.  It is currently expected that the Registrant will reserve approximately 4,000,000 shares of Common Stock for issuance under such option plans.  The terms of any options granted under such plan will be established in the discretion of the Board of Directors.

Item 8.01                                             Other Events

Change of Executive Office

Upon completion of the Mergers, the Registrant changed its corporate headquarters and the location of its principal executive offices to 10990 Wilshire Boulevard, Suite 1220, Los Angeles, CA 90024.  The new corporate headquarters are provided by Sunset Holdings International, Ltd., a California corporation that is an affiliate of Todd Sanders and which is a significant shareholder of the Registrant.

The new phone and fax numbers for the Registrant are (310) 478-4600 and (310) 478-4601, respectively.

Amendment of Articles of Incorporation.

On or about October 4, 2004, following completion of the Mergers, the Registrant, after receiving written consent from holders of more than 50% of the issued and outstanding shares of Registrant’s Common Stock, filed an amendment to the Amended and Restated Articles of Incorporation, a copy of which is filed herewith as Exhibit 4.2, changing Registrant’s name to Sunset Brands, Inc.

Item 9.01                                             Financial Statements and Exhibits

(a)           Financial Statements of Sunset Brands, Inc. and Low Carb Creations, Inc.

The financial information required by this item will be filed by amendment within 71 days of October 4, 2004.

(b)           Pro Forma Financial Information.

The financial information required by this item will be filed by amendment within 71 days of October 4, 2004.

(c)           Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger by and among Cascade Sled Dog Adventures, Inc., Sunset Brands, Inc., Low Carb Creations, Inc., Cascade LCC Merger Sub, Inc., the shareholders of Low Carb Creations, Inc., and Dan Langdon, as Stockholder Representative of such shareholders

2.2	Agreement and Plan of Merger by and among Cascade Sled Dog Adventures, Inc., Sunset Brands, Inc., and Cascade Sled Dog Merger Sub, Inc.

4.1	Amended and Restated Articles of Incorporation

4.2	Amendment to Articles of Incorporation changing name to Sunset Brands, Inc.

4.3	Form Share Exchange Agreement between Cascade Sled Dog Adventures, Inc. and certain of its shareholders.

4.4	Form of Warrant issued to shareholders pursuant to Shares Exchange Agreement described in 4.3 above.

4.5	Form of Subscription Supplement applicable to holders of Series A Redeemable Convertible Preferred Stock

4.6	Form of Unsecured Promissory Note issued to shareholders of Low Carb Creations, Inc.

4.7	Form of Warrant originally issued by Sunset Brands, Inc. and converted into a warrant to acquire a corresponding number of shares of Registrant’s Common Stock.

4.8	Employment Agreement between the Registrant and Dan Langdon

4.9	Employment Agreement between the Registrant and Linda Langdon

4.10	Form of Warrant in favor of Bryant Park, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSET BRANDS, INC.
(formerly known as Cascade Sled Dog Adventures, Inc.)

Date: October 4, 2004	By:	/s/ Todd Sanders
Todd Sanders, CEO and President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1

Agreement and Plan of Merger by and among Cascade Sled Dog Adventures, Inc., Sunset Brands, Inc., Low Carb Creations, Inc., Cascade LCC Merger Sub, Inc., the shareholders of Low Carb Creations, Inc., and Dan Langdon, as Stockholder Representative of such shareholders

2.2	Agreement and Plan of Merger by and among Cascade Sled Dog Adventures, Inc., Sunset Brands, Inc., and Cascade Sled Dog Merger Sub, Inc.

4.1	Amended and Restated Articles of Incorporation

4.2	Amendment to Articles of Incorporation changing name to Sunset Brands, Inc.

4.3	Form Share Exchange Agreement between Cascade Sled Dog Adventures, Inc. and certain of its shareholders.

4.4	Form of Warrant issued to shareholders pursuant to Shares Exchange Agreement described in 4.3 above.

4.5	Form of Subscription Supplement applicable to holders of Series A Redeemable Convertible Preferred Stock

4.6	Form of Unsecured Promissory Note issued to shareholders of Low Carb Creations, Inc.

4.7	Form of Warrant originally issued by Sunset Brands, Inc. and converted into a warrant to acquire a corresponding number of shares of Registrant’s Common Stock.

4.8	Employment Agreement between the Registrant and Dan Langdon

4.9	Employment Agreement between the Registrant and Linda Langdon

4.10	Form of Warrant in favor of Bryant Park, LLC